                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            AEQUITRON MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            AEQUITRON MEDICAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [AEQUITRON LOGO]

                        14800 TWENTY-EIGHTH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447
                                 (612) 557-9200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 26, 1995

                            ------------------------

To the Shareholders of Aequitron Medical, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of Aequitron Medical, Inc. (the "Company") will be held on Tuesday, September 26, 1995, at 4:00 p.m., local time, at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

     1. To elect two (2) directors each for a three-year term.

     2. To approve the Aequitron Medical, Inc. 1995 Employee Stock Purchase
        Plan.

     3. To approve an amendment to the Company's 1988 Stock Option Plan to increase the number of authorized shares from 1,100,000 to 1,600,000.

     4. To approve an amendment to the Company's 1988 Stock Option Plan to increase the number of nonqualified stock options granted to non-employee directors under the formula plan.

     5. To consider and take action on any other matters that may properly be presented at the meeting.

     The Board of Directors has fixed the close of business on August 4, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DECIDE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors

                                                          [SIG]

                                          GERALD E. RHODES, Secretary

Dated: August 16, 1995

                            AEQUITRON MEDICAL, INC.
                        14800 TWENTY-EIGHTH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447
                                 (612) 557-9200

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1995

                            ------------------------

                                GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aequitron Medical, Inc. (the "Company") from holders of Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders on Tuesday, September 26, 1995 at 4:00 p.m. local time, and at all adjournments thereof. This Proxy Statement is first being sent to shareholders on or about August 16, 1995.

     The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

     Any shareholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the meeting. A shareholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the meeting and any adjournment thereof.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed August 4, 1995 as the record date for determining shareholders entitled to vote at the 1995 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 1995 Annual Meeting. At the close of business on August 4, 1995, 4,859,376 shares of Common Stock, $.01 par value, were issued and outstanding. As provided in the Articles of Incorporation of the Company, holders of Common Stock have one vote for each share held and they are not entitled to cumulative voting rights. The Company also has 4,000,000 shares of preferred stock authorized. No shares of preferred stock are outstanding.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL #1)

     The Company's Restated Articles of Incorporation provide that the Board of Directors be divided into three classes, each class to be as equal in number as possible. There are currently five persons serving as directors. The Company is proposing that two directors be elected at the Annual Meeting of Shareholders to serve three-year terms expiring in 1998, or until each respective successor is elected and qualified. The Board of Directors Nominating Committee has nominated for election James B. Hickey, Jr. and Ervin F. Kamm, Jr. Both nominees are currently directors of the Company and have consented to being named as nominees. It is intended that proxies will be voted for such nominees. The Company believes that Messrs. Hickey and Kamm will be able to serve, but should either of them be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose. Nominees to the Board of Directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting.

     The names, ages and positions with the Company of the nominees and each person continuing as a director are set forth below.

                                                             POSITION WITH            DIRECTOR
                      NAME                    AGE             THE COMPANY               SINCE
    ----------------------------------------  ---     ----------------------------    ---------
    James B. Hickey, Jr. ...................  42      President, Chief Executive         1993
                                                      Officer and Director(1)
    Ervin F. Kamm, Jr. .....................  55      Director(1)                        1991
    Lawrence A. Lehmkuhl....................  58      Director                           1986
    David B. Morse..........................  52      Director                           1983
    Gerald E. Rhodes........................  53      Director                           1984

---------------
(1) Nominee.

BUSINESS EXPERIENCE

     James B. Hickey, Jr. has been the President and Chief Executive Officer of the Company since June 1993. From October 1989 to June 1993, Mr. Hickey served as President of Baxter Healthcare, Inc's Respiratory/Anesthesia Systems Division, and prior to October 1989, he was President of Baxter's Hospitex Division for three years.

     Mr. Kamm has been the President and Chief Executive Officer of Digi International, a data communications company, since December 1994. Prior to December 1994, Mr. Kamm was the President and a Director of Norstan, Inc., a telecommunications company, since January of 1988. Prior to serving as the President of Norstan, Inc., Mr. Kamm was President of Plato/Wicat Systems Co., a developer of educational software, from August 1984 to December 1987.

     Mr. Lehmkuhl is currently a director of St. Jude Medical, Inc., Fisher Imaging Corp. and Kera Vision, Inc. From February 1985 until April 1993, Mr. Lehmkuhl served as the President, Chief Executive Officer and Director of St. Jude Medical, and from April 1993 to February 1995, he was the Chairman of the Board of St. Jude Medical. From 1966 to February 1985, Mr. Lehmkuhl was employed by American Hospital Supply Corporation in various capacities, most recently as President of the American Converters Division.

     Mr. Morse has been a partner with the law firm of Best & Flanagan in Minneapolis, Minnesota since 1990. Mr. Morse has practiced law in private practice since 1971. Since July 1989, Mr. Morse has served as the Chairman of the Board of the Company.

     Mr. Rhodes is currently the President of Ring Specialty Company, a jewelry manufacturer located in Boulder, Colorado. He has been the President of Ring Specialty Company since January 1981. Mr. Rhodes has served as the Secretary of the Company since July 1989.

                          BOARD AND COMMITTEE MEETINGS

     During fiscal year 1995, the Board of Directors held 6 formal meetings. Each director attended all of the meetings of the Board of Directors and Committees of which he was a member.

     The Board of Directors has established a Compensation Committee, Nominating Committee and Stock Option Committee. The full Board of Directors meets as an Audit Committee, as the Company does not have a separate Audit Committee.

     The Compensation Committee of Messrs. Rhodes, Lehmkuhl and Kamm recommends the compensation for the Company's management directors and reviews the compensation of all Company officers. The Compensation Committee held 2 meetings during fiscal 1995.

     The Nominating Committee, which met once in fiscal 1995, recommends qualified candidates for election as directors of the Company. Mr. Hickey and Mr. Morse currently serve as the Nominating Committee members.

     The Stock Option Committee of Messrs. Morse, Rhodes and Lehmkuhl met once during fiscal year 1995. Such committee has responsibility for approval of all material terms of options granted to employees and directors.

     During fiscal year 1995, the full Board of Directors met once with the Company's independent auditors to review the Company's financial statements, accounting policies and practices.

                             PRINCIPAL SHAREHOLDERS

     To the best of the Company's knowledge, the only beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock as of August 4, 1995 are listed below.

                                                                                        PERCENT
                         NAME AND ADDRESS                         NUMBER OF SHARES        OF
                        OF BENEFICIAL OWNER                      BENEFICIALLY OWNED      CLASS
    -----------------------------------------------------------  ------------------     -------
    Heartland Advisors,                                               1,178,250           24.2%
    Inc. ......................................................
    790 North Milwaukee Street
    Milwaukee, WI 53202
    Dimensional Fund Advisors                                           252,300(1)         5.2
    Inc. ......................................................
    1299 Ocean Avenue
    Santa Monica, CA 90401

---------------

(1) Includes 55,700 shares owned by DFA Investment Dimensions Group Inc. and 10,800 shares owned by The DFA Investment Trust Company, the officers of which are the officers of Dimensional Fund Advisors Inc. and in such capacity have shared voting and dispositive power over such shares.

                            MANAGEMENT SHAREHOLDINGS

     The following table provides information as of August 4, 1995 concerning the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

               NAME OF DIRECTOR, NAMED EXECUTIVE               NUMBER OF SHARES        PERCENT OF
                 OFFICER OR IDENTITY OF GROUP                BENEFICIALLY OWNED(1)      CLASS(1)
    -------------------------------------------------------  ---------------------     ----------
    James B. Hickey, Jr. ..................................         207,867(2)             4.1%
    Ervin F. Kamm, Jr. ....................................          20,000(3)             0.4
    Lawrence A. Lehmkuhl...................................          63,000(4)             1.3
    David B. Morse.........................................          36,300(5)             0.7
    Gerald E. Rhodes.......................................          55,000(6)             1.1
    Jeffrey A. Blair.......................................          45,846(7)             0.9
    William M. Milne.......................................          34,505(8)             0.7
    Robert A. Samec........................................          33,025(9)             0.7
    Edson R. Weeks, III....................................          42,440(10)            0.9
    All Directors and Executive Officers as a Group (10
      persons).............................................         529,983(11)           10.1

---------------

 (1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

 (2) Includes 190,000 shares which may be purchased by Mr. Hickey upon exercise of currently exercisable options.

 (3) Includes 20,000 shares which may be purchased by Mr. Kamm upon exercise of currently exercisable options. Does not include shares obtainable upon exercise of an option to purchase 5,000 shares which is subject to shareholder approval of an amendment to the formula plan (see proposal #4).

 (4) Includes 23,000 shares which may be purchased by Mr. Lehmkuhl upon exercise of currently exercisable options. Does not include shares obtainable upon exercise of an option to purchase 5,000 shares which is subject to shareholder approval of an amendment to the formula plan (see proposal #4).

 (5) Includes 23,000 shares which may be purchased by Mr. Morse upon exercise of a currently exercisable option. Includes 500 shares held by Mr. Morse's spouse for which he disclaims having voting or investment power and 500 shares held in custody for his daughter for which he has voting and investment power. Does not include shares obtainable upon exercise of an option to purchase 5,000 shares which is subject to shareholder approval of an amendment to the formula plan (see proposal #4).

 (6) Includes 23,000 shares which may be purchased by Mr. Rhodes upon exercise of currently exercisable options. Does not include shares obtainable upon exercise of an option to purchase 5,000 shares which is subject to shareholder approval of an amendment to the formula plan (see proposal #4).

 (7) Includes 38,200 shares which may be purchased by Mr. Blair upon exercise of currently exercisable options.

 (8) Includes 23,625 shares which may be purchased by Mr. Milne upon exercise of currently exercisable options.

 (9) Includes 23,025 shares which may be purchased by Mr. Samec upon exercise of currently exercisable options.

(10) Includes 23,025 shares which may be purchased by Mr. Weeks upon exercise of currently exercisable options.

(11) Includes 376,875 shares which may be purchased by the directors and executive officers of the Company upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Since 1987, the Company has paid each non-employee director an annual fee of $12,000, payable in twelve monthly installments. In addition, since April 1995 such directors also receive $1,000 for each Board meeting attended, or $500 for a meeting by telephone conference. Non-employee directors also receive an automatic annual grant of a non-qualified stock option pursuant to the 1988 Stock Option Plan on the date of the Company's annual meeting each year. Subject to shareholder approval as set forth in Proposal #4, each option granted enables that director to purchase 10,000 shares of the Company's Common Stock at an option exercise price equal to the fair market value of such shares on the date the option is granted. Each option granted to a director is exercisable beginning one year after the date of grant, and will generally expire at the earlier of (i) twelve months after the optionee ceases to be a director and (ii) five years after the date of grant. Options will be granted under the 1988 Stock Option Plan to the Company's four non-employee directors on September 26, 1995, the date of the Company's upcoming Annual Meeting of Shareholders.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering policies for the annual compensation and stock option programs for the Chief Executive Officer and executive officers of the Company. The Committee is composed of independent outside directors who make recommendations to the full Board of Directors on base salary, the annual incentive compensation, long-term incentives in the form of stock options and benefits for the executive officers.

Philosophy

     The Company's compensation programs seek to improve its financial performance by rewarding efforts which enhance shareholder value through achievement of corporate objectives, business strategies and performance goals for the purpose of attracting and retaining key management talent for the long-term growth of the Company.

Base Salary

     Base salaries for executive officers are based on competitive practices of companies in the same industry and of comparable size, taking into consideration levels of responsibility, experience and individual performance. Officer salary ranges are reviewed by the Committee annually in conjunction with the approval of the Company's annual operating and total compensation plans.

Annual Incentive Compensation

     Under the Company's Management Incentive Plan ("MIP"), executive officers and certain other members of management participated in its annual incentive bonus for fiscal 1995. The MIP is intended to tie cash compensation to corporate performance and individual performance goals. The MIP has three levels of participants, each with a different incentive amount as a percentage of their base salary. Potential payouts are then based on the Company's financial plan performance, and, for certain levels, the individual's performance versus a set of personal, measurable objectives, approved by senior management. Total incentive compensation is thus a combination of corporate and individual objective attainment.

     The fiscal 1995 MIP was amended to reflect a greater earnings opportunity for participants if the Company exceeded its growth targets and a significantly reduced earnings opportunity if financial and individual targets were not met.

Long-Term Incentive Compensation

     The Stock Option Committee of the Board of Directors is responsible for developing and administering policies for granting stock options under the Company's Stock Option Program. The Stock Option Committee is comprised of three outside directors, two of whom are members of the Compensation Committee. The objectives of the program are to create a direct link between compensation and the long-term stock performance of the Company, and to enable executive officers to acquire and maintain a long-term ownership position in the Company thus retaining key management.

     Stock options are granted either annually or bi-annually (typically in August) depending on job level. Each job level has a corresponding range of shares to be considered based on an individual's responsibilities, performance, future potential and previous grants. The option price of each option granted is the fair market value of the Company's Common Stock as determined by the closing price on the day of grant. Options have ten-year terms and vest in installments, generally over five years.

Benefits

     The same health, life and disability insurance benefits are offered to executive officers as are available to Company employees generally. Executive officers also receive perquisites which did not exceed the levels set by the SEC for disclosure for fiscal 1995.

Change in Control Compensation

     The Committee believes the ability to recruit and maintain an outstanding management team is essential to protect and enhance the best interests of the Company and its shareholders. In recent years the medical products industry has experienced a consolidation of products and services through mergers and acquisitions. In order to assure the continued services and dedication of its executive officers in the event of any threatened or actual change in control of the Company, the Committee entered into change in control employment agreements with its executive officers in December 1994. See "Employment Contracts and Termination of Employment Arrangements."

Chief Executive Officer Compensation

     The Compensation Committee annually reviews and approves the compensation of James B. Hickey, Jr., the Chief Executive Officer, on the basis of the Company's financial performance and the extent to which strategic and business plan goals are met. The components of Mr. Hickey's compensation are the same as described above for all executive officers. With a results-oriented philosophy, Mr. Hickey's compensation is predominately geared toward increasing shareholder value through the attainment of long-term and short-term corporate goals.

     For fiscal 1995, Mr. Hickey earned a base salary of $190,000, an increase from $170,000 in fiscal 1994. Mr. Hickey earned a bonus for fiscal 1995 of $70,356, in accordance with the Company's MIP. Through Mr. Hickey's management and leadership the Company achieved record revenue and income growth for fiscal 1995. A bonus of $30,000 was granted to Mr. Hickey at the time of his performance review. In addition, stock options to purchase 125,000 shares were granted to Mr. Hickey vesting over five years beginning in 1998.

     In order to link compensation paid to Mr. Hickey to the Company's stock performance and provide him with an incentive for further growth in the Company's total return to shareholders, a nonqualified stock option to purchase 125,000 shares, providing accelerated vesting if certain earnings per share targets were met, was granted to Mr. Hickey at the time of his hire in June 1993. Due to the Company's favorable financial performance, this nonqualified option has vested and is currently fully exercisable. In addition, a stock option to purchase 150,000 shares vesting over a five-year period was granted to Mr. Hickey on his hire date. Accordingly, Mr. Hickey currently holds options to purchase an aggregate of 425,000 shares.

                        Compensation Committee           Stock Option Committee

                        Lawrence A. Lehmkuhl             Lawrence A. Lehmkuhl
                        Ervin F. Kamm, Jr.               David B. Morse
                        Gerald E. Rhodes                 Gerald E. Rhodes

SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during fiscal years 1993, 1994 and 1995 to the named executive officers as of April 30, 1995:

                                                                        LONG TERM COMPENSATION
                                                                  -----------------------------------
                                                                          AWARDS
                                                                  ----------------------    PAYOUTS
                                      ANNUAL COMPENSATION         RESTRICTED  SECURITIES   ----------
 NAME AND PRINCIPAL    FISCAL   -------------------------------     STOCK     UNDERLYING      LTIP         ALL OTHER
      POSITION          YEAR    SALARY($)   BONUS($)   OTHER($)   AWARDS($)    OPTIONS     PAYOUTS($)   COMPENSATION($)
---------------------  ------   ---------   --------   --------   ---------   ----------   ----------   ---------------
James B. Hickey,       1995     $187,615    $100,356   $    --       $--         25,000        $--          $18,428(2)
  Jr. ...............
President and Chief    1994      150,385          --        --        --        275,000        --            23,996
Executive Officer
Jeffrey A. Blair.....  1995      127,523      47,821        --        --         16,000        --             3,388(1)
Sr. Vice President     1994       76,154       9,375    20,000        --        100,000                      30,728
Sales & Marketing
William M. Milne.....  1995      108,436      40,663        --        --         10,000        --             3,493(1)
Chief Financial        1994      102,887          --        --        --         10,000        --             9,980
Officer                1993       91,606      15,500        --        --         10,500        --             7,726
Robert A. Samec......  1995       94,282      35,356        --        --         12,000        --             1,568(1)
Vice President         1994       88,800          --        --        --         10,000        --                --
Quality Assurance/     1993       83,855      10,500        --        --          9,500        --                --
Regulatory Affairs
Edson R. Weeks,        1995       86,961      32,611        --        --         12,000        --             3,017(1)
  III................
Vice President         1994       79,700          --        --        --         10,000        --             2,949
Operations             1993       75,008      10,500        --        --          9,500        --             2,573

---------------

(1) Represents the amount paid by the Company pursuant to a Company match under the 401(k) Plan.

(2) Represents forgiveness of a portion ($12,500) of a debt owed by Mr. Hickey to the Company as a result of the Company's payment of the closing expenses on his home, plus $5,928 paid by the Company pursuant to a Company match under the 401(k) Plan.

OPTION GRANTS DURING 1995 FISCAL YEAR

     The following table provides information regarding stock options granted during fiscal 1995 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                                                                              POTENTIAL
                                          INDIVIDUAL GRANTS                                  REALIZABLE
                              -----------------------------------------                   VALUE AT ASSUMED
                              NUMBER OF                                                    ANNUAL RATES OF
                              SECURITIES     % OF TOTAL                                      STOCK PRICE
                              UNDERLYING      OPTIONS                                     APPRECIATION FOR
                               OPTIONS       GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                               GRANTED      EMPLOYEES IN    BASE PRICE     EXPIRATION    -------------------
            NAME                 #(2)       FISCAL YEAR       ($/SH)          DATE        5%($)      10%($)
----------------------------  ----------    ------------    -----------    ----------    -------    --------
James B. Hickey, Jr.........    25,000          21.6%          $3.25         08/22/04    $51,098    $129,492
Jeffrey A. Blair............    16,000          13.8%          $3.25         08/22/04    $32,703    $ 82,875
William M. Milne............    10,000           8.6%          $3.25         08/22/04    $20,439    $ 51,797
Robert C. Samec.............    12,000          10.3%          $3.25         08/22/04    $24,527    $ 62,156
Edson R. Weeks, III.........    12,000          10.3%          $3.25         08/22/04    $24,527    $ 62,156

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to three years.

(2) Options become exercisable with respect to 20% of the shares covered thereby on August 22 of each of 1995, 1996, 1997, 1998 and 1999. The exercise price was equal to 100% of the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options and warrants exercised by the named executive officers during fiscal 1995 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                            ACQUIRED         VALUE       OPTIONS AT APRIL 30, 1995           APRIL 30, 1995
          NAME             ON EXERCISE    REALIZED(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
-------------------------  -----------    -----------    -------------------------    ----------------------------
James B. Hickey, Jr......         --             --      80,000 exercisable           $230,000 exercisable
                                                         220,000 unexercisable        $607,500 unexercisable
Jeffrey A. Blair.........         --             --      40,000 exercisable           $107,500 exercisable
                                                         76,000 unexercisable         $191,250 unexercisable
William M. Milne.........      9,000        $ 4,500      29,750 exercisable           $ 79,500 exercisable
                                                         21,750 unexercisable         $ 53,500 unexercisable
Robert A. Samec..........     10,000        $23,750      16,750 exercisable           $ 41,375 exercisable
                                                         23,750 unexercisable         $ 57,250 unexercisable
Edson R. Weeks, III......      8,000        $ 1,000      26,750 exercisable           $ 71,375 exercisable
                                                         23,750 unexercisable         $ 57,250 unexercisable

---------------

(1) Value is calculated based on the amount, if any, by which the closing price for the Common Stock as quoted on the Nasdaq National Market on the date of exercise exceeds the option exercise price, multiplied by the number of shares to which the exercise relates.

(2) Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company's Common Stock at April 28, 1995 as quoted on the Nasdaq National Market, multiplied by the number of shares of Common Stock underlying the option.

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P Midcap 400 Index and an index of peer companies selected by the Company. The peer group includes Healthdyne, Inc., Infrasonics, Inc., Medical Graphics Corp., Puritan-Bennett Corp., and Respironics, Inc.

      Measurement Period           Aequitron      S&P Midcap
    (Fiscal Year Covered)        Medical Inc.      400 Index      Peer Group
Apr 90                                     100             100             100
Apr 91                                  144.87          125.25          135.66
Apr 92                                  131.07          150.35          161.07
Apr 93                                  124.17          172.15           97.17
Apr 94                                  172.46          189.04          104.63
Apr 95                                  282.84          207.53          133.32

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has entered into an employment agreement with James B. Hickey, Jr., which in addition to the compensation shown in the Summary Compensation Table provides for compensation in the event Mr. Hickey's employment with the Company is terminated under certain circumstances. Upon termination of employment initiated by the Company's Board of Directors other than for cause, Mr. Hickey will receive salary and medical insurance for twelve (12) months. Upon termination for cause, payment of severance shall be at the discretion of the Board.

     The Company also entered into an employment agreement with Jeffrey A. Blair. In addition to the compensation shown in the Summary Compensation Table, Mr. Blair has the right to six months of severance pay if the Board terminates his employment without cause.

     As described in the Compensation and Stock Option Committee Report, the Company entered into Change In Control Employment Agreements with each of James
B. Hickey, Jr., William M. Milne, Jeffrey A. Blair, Robert C. Samec, Edson R. Weeks, III, and Patricia A. Hamm. Each such Agreement provides that following a change of control of the Company, if the executive officer is subsequently terminated without cause, or voluntarily resigns within 12 months of such change of control, he or she will receive a lump sum amount equal to two times his or her current base compensation plus two times his or her target bonus under the Company's Management Incentive Plan. In addition, all options will become fully vested upon such termination or resignation and will be exercisable for three months.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the period from May 1, 1994 through April 30, 1995, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

CERTAIN TRANSACTIONS

     David B. Morse, Chairman and a director of the Company, also serves as general counsel to the Company. Mr. Morse has been a partner with the law firm of Best & Flanagan in Minneapolis, Minnesota since 1990. During the fiscal year ended April 30, 1995, Best & Flanagan billed the Company $246,400 for legal services performed for the Company.

                 APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN

                                 (PROPOSAL #2)

GENERAL

     On June 19, 1995, the Board of Directors adopted, subject to shareholder approval, the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to James B. Hickey, Jr., the Company's President. Following shareholder approval of the Stock Purchase Plan, the Company's 1986 Employee Stock Purchase Plan will be terminated as of November 1, 1995 and no additional options will be granted thereunder.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     Purpose. The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive for the Company's employees to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

     Eligibility; Term. The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees. All regular part-time or full-time employees (including officers) of the Company or of its subsidiaries authorized by the Board from time to time who have been employed at least six months immediately prior to the commencement of a phase are eligible to participate in any of the twenty phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company will not be granted an option under the Stock Purchase Plan. As of July 10, 1995, the Company had approximately 268 employees.

     Administration. The Stock Purchase Plan is administered by the Compensation Committee (the "Committee") appointed by the Board consisting of persons who are "disinterested" persons under Rule 16b-3 under the Securities Exchange Act of 1934. The Stock Purchase Plan gives broad powers to the Committee to administer and interpret the Stock Purchase Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase.

     Options. Unless otherwise determined by the Committee, phases of the Stock Purchase Plan will commence on May 1 and November 1 of each fiscal year, with the first phase commencing November 1, 1995. Before the commencement date of the phase, each participating employee must elect to have from 1% to 10% of his or her compensation withheld over the pay periods in such phase. The percentage designated may not be increased or decreased during a phase, but a participant can discontinue payroll deductions for the remainder of a phase, or withdraw his or her funds entirely. As of the first day of the phase, a participant is granted an option to purchase that number of shares determined by dividing the total amount to be withheld by the option or purchase price described below. Based on the amount of salary withheld at the end of the phase, shares will be purchased for the account of each employee at the termination date of such phase. In no event, however, may a participant receive an option for shares which would cause the employee to own 5% or more of the Common Stock of the Company. The purchase price to be paid by the employees will be the lower of the amount determined under Paragraphs A and B below:

          A. 85% of the closing price of the Company's Common Stock as reported on NASDAQ National Market System as of the commencement date of the phase; or

          B. 85% of the closing price of the Company's Common Stock as reported on NASDAQ National Market System as of the termination date of the phase.

The closing sale price of one share of the Company's Common Stock on July 10, 1995 was $6.00 per share.

     As required by tax law, no employee may receive an option under the Stock Purchase Plan for shares which have a fair market value in excess of $25,000 determined at the time such option is granted. Any funds not used to purchase shares will remain credited to the participant's bookkeeping account and applied to the purchase of shares of Common Stock in the next succeeding phase. No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes. No options or shares of Common Stock have been granted or issued to date under the Stock Purchase Plan.

     Amendment. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code; provided, that no such revision or amendment may, without prior approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan.

     Under the Stock Purchase Plan, 250,000 shares of the Company's Common Stock are reserved for issuance during the ten-year duration of the Stock Purchase Plan.

     The Board of Directors shall equitably adjust the number of shares remaining reserved for issuance, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

     Federal Income Tax Consequences of the Stock Purchase Plan. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. Under existing federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option if the optionee remains an employee of the Company or one of its subsidiaries at all times from the date of grant until three months before the date of exercise. In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the optionee within the two-year period after the date the option was granted nor within the one-year period after the date of transfer of the shares to the optionee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

PLAN BENEFITS

     Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE 1995 EMPLOYEE STOCK PURCHASE PLAN. Approval of the Stock Purchase Plan requires the affirmative vote of a majority of the shares represented in person or by proxy on this item of business at the

1995 Annual Meeting with authority to vote on such matter, but not less than a majority of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.

               AMENDMENT TO THE COMPANY'S 1988 STOCK OPTION PLAN
                    TO INCREASE NUMBER OF AUTHORIZED SHARES

                                 (PROPOSAL #3)

     At the Company's 1988 Annual Meeting, the shareholders approved the 1988 Stock Option Plan. At the 1991 and 1993 Annual Meetings, the shareholders increased to 600,000 and 1,100,000, respectively, the number of shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the 1988 Stock Option Plan (the "Plan"), substantially all of which reserved shares have been granted as of the date of this Proxy Statement.

DESCRIPTION OF THE STOCK OPTION PLAN

     A general description of the features of the Plan is set forth below. Such description, however, is qualified in its entirety by reference to the full text of the 1988 Stock Option Plan, a copy of which may be obtained without charge upon written request to James B. Hickey, Jr., the Company's President.

     Purpose. The purpose of the Plan is to provide a means of rewarding outstanding performance and enabling the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability. The Plan permits the granting of both "qualified" and "non-qualified" options.

     Administration. The Plan is administered by the Stock Option Committee. The Plan gives broad powers to the Stock Option Committee to administer and interpret the Plan, including the authority to select the key employees to be granted options and to prescribe the form and conditions of the options (which may vary from optionee to optionee).

     Eligibility. Participation in the Plan is limited to officers and regular full-time executive, administrative, professional, production and technical employees of the Company or of a subsidiary, and to all directors of the Company. Non-employee directors have limited participation in the 1988 Stock Option Plan. See Proposal #4.

     Options. When an option is granted under the Plan, the Stock Option Committee in its discretion specifies the number of shares of Common Stock which may be purchased upon exercise of the option and the option price. The option price set by the Stock Option Committee may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant unless the option is "non-qualified". The term during which the option may be exercised and whether said option will be exercisable immediately, in stages, or otherwise are set by the Stock Option Committee, but in no event may the option be exercisable more than ten years from the date of the grant. Each option granted under the Plan is nontransferable and may only be exercised by the optionee.

     If the optionee's employment with the Company is terminated for any reason other than death or disability, any outstanding option of the optionee may be exercised within three months after termination of the optionee's employment only to the extent the option was exercisable at the date of termination. However, if the employment is terminated by willful, deliberate or gross misconduct as determined by the Board, all rights under the option shall terminate and expire upon such termination. If the optionee's employment with the Company is terminated because of death or disability, the option is exercisable at any time within one year of the date of death or disability which caused termination of employment only to the extent the option was exercisable at the time of death or disability.

     The Stock Option Committee may impose additional or alternative conditions and restrictions on the options granted under the plan.

     Amendment. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may, without the approval of the shareholders, (i) increase the maximum number of shares as to which options may be granted under the Plan, (ii) permit the granting of incentive stock options at less than 100% of fair market value at the time of the grant, (iii) change the class of employees eligible to receive options under the Plan, or (iv) permit directors to receive options under the Plan other than as currently described in the Plan. In addition, the provisions relating to the formula plan for non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     Federal Income Tax Consequences. Optionees who receive options under the Plan generally are deemed to have received compensation taxable as ordinary income in the year in which the option is exercised. The amount includable in the optionee's income is the difference between the fair market value of the shares on the date of exercise and the option price of the shares. Upon exercise by the optionee the Company is entitled to a deduction in an amount equal to that recognized as income by the optionee assuming compliance with applicable withholding requirements. Upon the sale of shares acquired upon exercise of an option granted pursuant to the Plan, any resulting gain or loss is treated as capital gain or loss. However, if the option is a "qualified" option, there is generally no tax on exercise, and no deduction for the Company. The employee is generally taxed at capital gains rates when the stock is sold.

     The Board of Directors seeks the approval of the shareholders to amend the 1988 Stock Option Plan to increase the number of shares reserved and issuable under such Plan from 1,100,000 to 1,600,000. The Board believes the increase in the number of reserved and issuable shares is an appropriate measure to increase the employees' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel. A greater reserve of optionable shares of Common Stock will demonstrate the Company's ongoing ability to recognize the efforts of employees and will strengthen future recruiting efforts.

VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 1988 STOCK OPTION PLAN. The affirmative vote of a majority of the shares represented in person or by proxy on this item of business at the 1995 Annual Meeting, but not less than a majority of the minimum number of shares required for a quorum, is required for approval of the amendment.

               AMENDMENT TO THE COMPANY'S 1988 STOCK OPTION PLAN
                       TO INCREASE THE NUMBER OF OPTIONS
            GRANTED TO NON-EMPLOYEE DIRECTORS UNDER THE FORMULA PLAN

                                 (PROPOSAL #4)

PROPOSED AMENDMENT

     Under the Company's 1988 Stock Option Plan, as described under Proposal #3, each director who is not an employee of the Company automatically receives an option to purchase 5,000 shares of Company Common Stock on the date that such director is first elected to the Board. In addition, under such formula plan, such director receives an additional option to purchase 5,000 shares at each Annual Meeting thereafter, so long as the incumbent director continues to serve on the Board. The options are exercisable beginning one year from the date of grant and expire on the earlier of (i) twelve months after the director ceases to be a director (except by death) and (ii) five years after the date of grant.

     On August 22, 1994, subject to approval by the Company's shareholders at the 1995 Annual Meeting, the Board approved an amendment to the 1988 Stock Option Plan to increase the number of shares underlying the options granted annually to non-employee directors from 5,000 to 10,000 shares effective on the date of the Company's 1994 Annual Meeting.

     The option price per share for all nonqualified stock options granted to non-employee directors equals the fair market value of a share of the Company's Common Stock as of the date such option is granted.

PLAN BENEFITS

     Because future grants of stock options are subject to the discretion of the Stock Option Committee, the future benefits under the 1988 Stock Option Plan cannot be determined at this time, except for the automatic grants to non-employee directors as set forth above. The table below shows the total number of shares underlying stock options that have been granted under the 1988 Stock Option Plan as of July 10, 1995 to the named executive officers and the groups set forth.

                                                                      SHARES OF COMMON STOCK
                       NAME AND POSITION/GROUP                      UNDERLYING OPTIONS RECEIVED
    --------------------------------------------------------------  ---------------------------
    James B. Hickey, Jr. .........................................            425,000
    Jeffrey A. Blair..............................................            141,000
    William M. Milne..............................................             73,500
    Robert C. Samec...............................................             65,500
    Edson R. Weeks, III...........................................             73,500
    Current Executive Officers as a Group (6 persons).............            803,500(1)
    Current Directors who are not Executive Officers as a Group (5
      persons)....................................................             50,000
    Current Employees who are not Executive Officers or Directors
      as a Group (9 persons)......................................             56,000(2)

---------------

(1) Includes options granted to the named executive officers.

(2) Includes 36,200 options which have been exercised.

VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE FORMULA PLAN OF THE COMPANY'S 1988 STOCK OPTION PLAN. The affirmative vote of a majority of the shares represented in person or by proxy on this item of business at the 1995 Annual Meeting, but not less than a majority of the minimum number of shares required for a quorum, is required for approval of the amendment.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1995, containing financial statements of the Company for the fiscal year then ended, accompanies this Notice of Annual Meeting and proxy solicitation material.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     The proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for fiscal year ended April 30, 1996 is expected to be held on or about September 26, 1996 and proxy materials in connection with that meeting are expected to be mailed on or about August 14, 1996. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before April 5, 1996.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 50 days and no more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 12.2 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 50 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 12.3 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                   FORM 10-K

     A copy of the Company's Form 10-K for the fiscal year ended April 30, 1995 is available without charge to all shareholders of the Company. To request a copy, please write: Secretary, Aequitron Medical, Inc., 14800 Twenty-Eighth Avenue North, Minneapolis, Minnesota 55447.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been the independent auditors of the Company since 1983. A representative of Ernst & Young LLP is expected to be present at this year's annual meeting, will have an opportunity to make a statement, if desired, and will be available to answer appropriate questions.

                                 OTHER BUSINESS

     The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE AMENDMENTS TO THE 1988 STOCK OPTION PLAN.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                          [sig]

                                          --------------------------------------
                                          Gerald E. Rhodes, Secretary
Dated:  August 16, 1995

                            AEQUITRON MEDICAL, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN


                       ARTICLE I - ESTABLISHMENT OF PLAN

1.01 ADOPTION BY BOARD OF DIRECTORS. By action of the Board of Directors of Aequitron Medical, Inc. (the "Corporation") on June 19, 1995, subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under
       Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 SHAREHOLDER APPROVAL AND TERM. This Plan shall become effective November 1, 1995, and shall terminate October 31, 2005; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan is adopted by the Board or, if earlier, at the next annual meeting of the shareholders, in the manner provided under Code Section 423 and the regulations thereunder; and provided, further that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event that the shareholders fail to approve the Plan at such annual shareholders' meeting, this Plan shall not become effective and shall have no force or effect.


                              ARTICLE II - PURPOSE

2.01 PURPOSE. The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                           ARTICLE III - DEFINITIONS

3.01 "ADMINISTRATOR" means the Compensation Committee appointed by the Board of Directors. The Compensation Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of Aequitron Medical, Inc.

3.03 "COMPENSATION" means the Participant's regular compensation excluding overtime and all bonuses, including but not limited to bonuses payable under the Employee Profit Sharing Plan.

3.04   "CORPORATION" means Aequitron Medical, Inc., a Minnesota corporation.

3.05 "ELIGIBLE EMPLOYEE" means any employee who, as determined on or immediately prior to an Enrollment Period, is a United States full-time or part-time employee of the Corporation or one of its Subsidiaries and who has been employed by the Corporation or the Subsidiary at least six
       (6) consecutive months prior to the commencement date of a phase.

3.06 "ENROLLMENT PERIOD" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 "FISCAL YEAR" means the fiscal year of the Corporation, which is the twelve-month period beginning May 1 and ending April 30 each year.

3.08 "PARTICIPANT" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those employees subject to the limitations described in
       Section 9.03 below.

3.09 "PHASE" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option was exercised, otherwise referred to as the termination date of the Phase.

3.10   "PLAN" means the Aequitron Medical, Inc. 1995 Employee Stock Purchase
       Plan.

3.11   "STOCK" means the voting common stock of the Corporation.

3.12 "SUBSIDIARY" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f) as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f) as the Board approves to participate in this Plan from time to time.


                          ARTICLE IV - ADMINISTRATION

4.01 ADMINISTRATION. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

                (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

                (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

                (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

                (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                         ARTICLE V - PHASES OF THE PLAN

5.01 PHASES. The Plan shall be carried out in one or more Phases of six (6) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on May 1 and November 1 of each fiscal year during the term of the Plan; provided, however, that there shall be only one phase for the 1996 fiscal year commencing on November 1, 1995. No two Phases shall run concurrently.

5.02 LIMITATIONS. The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be cancelled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.


                            ARTICLE VI - ELIGIBILITY

6.01 ELIGIBILITY. Each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase.


                          ARTICLE VII - PARTICIPATION

7.01 PARTICIPATION. Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 SUBSEQUENT PHASES. An Eligible Employee who elects to participate in a Phase of a fiscal year shall be deemed to have elected to participate in each subsequent Phase during that fiscal year and all subsequent fiscal years unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article 10 hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.


                   ARTICLE VIII - PAYMENT: PAYROLL DEDUCTIONS

8.01 ENROLLMENT. Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant's Compensation to be paid during the Phase. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time; provided, however, that the payroll deduction authorized by the Participant must equal or exceed $10. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 PAYROLL DEDUCTIONS. Payroll deductions for a Participant shall commence on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the Phase and shall terminate on the last paycheck issued for the payroll period which begins on or immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article 10 hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

       Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant's Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment form previously completed by the Participant for all subsequent Phases; provided, however, that the Participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Phases by properly completing a new enrollment form during the Enrollment Period for such subsequent Phase and delivering such form to the Administrator by the due date for receipt of such forms for that Phase.

8.03 CHANGE IN COMPENSATION DURING A PHASE. In the event that the Participant's Compensation is discontinued or reduced during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is less than the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

                              ARTICLE IX - OPTIONS

9.01 GRANT OF OPTION. Subject to Article 10, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02 OPTION PRICE. Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

                      (a) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the commencement date of the Phase; or

                      (b) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the termination date of the Phase.

       In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

       If the Corporation's Stock is not so reported in the NASDAQ National Market System or upon an established securities exchange, the option price shall equal the lesser of (i) eighty-five percent (85%) of the average of the closing "bid" and "asked" prices quoted on the NASDAQ Small-Cap Market as of the commencement date of the Phase, or if there are no such quoted "bid" and "asked" prices on such date, on the next preceding date for which there are quotes, and (ii) eighty-five percent (85%) of the average of the closing "bid" and "asked" prices quoted on the NASDAQ Small-Cap Market as of the termination date of the phase, or if there are no such quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes.

       If the Corporation's Stock is not listed on an established securities exchange, the NASDAQ National Market System or the NASDAQ Small-Cap Market, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase, and (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

9.03   LIMITATIONS.  No employee shall be granted an option hereunder:

                      (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

                      (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                      (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 EXERCISE OF OPTION. Subject to a Participant's right to withdraw in the manner provided in Section 10.01, a Participant's option for the purchase of shares of

       Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account during such Phase, whether or not the accumulated payroll deductions are less than the full percentage amount that such Participant anticipated he or she would contribute at the beginning of such Phase.

9.05 DELIVERY OF SHARES. As promptly as practicable after the termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. Any accumulated payroll deductions remaining after the exercise of the Participant's option pursuant to Section 9.04 above shall remain credited to the Participant's bookkeeping account and applied to the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to
       Section 10.01.

       The shares of the Corporation's common stock to be delivered to a Participant pursuant to the exercise of an option under Section 9.04 of the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.


                           ARTICLE X - WITHDRAWAL OR
                    DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 WITHDRAWAL. A Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant's bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. As soon as administratively feasible after the end of that Phase, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant and no further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in Section 8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

         Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant's request for withdrawal must be properly completed and received by the Administrator on or before the date that is fifteen (15) days before the date of the last paycheck during the Phase, or on or before such other date established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 DISCONTINUATION. A Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date that is fifteen (15) days before the date of the last paycheck during the phase, or on or before such other date established by the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above.


                     ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01 If a Participant's employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, will be returned to the Participant (or, in the case of death, to the Participant's estate) and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant (or to the Participant's estate) as soon as administratively practicable. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant (or his or her estate) as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

         If the option lapses as a result of the Participant's death, any accumulated payroll deductions credited to the Participant's bookkeeping account will be paid to the Participant's estate. In the event a Participant dies after exercise of the Participant's option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant's estate.

         The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant's bookkeeping account during any Phase of the Plan.

11.02 In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.


                    ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01 Two Hundred Fifty Thousand (250,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 250,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 The Participant (or a joint tenant named pursuant to Section 9.05 above) shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 14.01 hereof.


                   ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01 Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds.


                       ARTICLE XIV - ADJUSTMENT PROVISION

14.01 Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

         In the event of sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, may provide for one or more of the following:

                (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article 8 hereof;

                (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

                (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

         In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                   ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01 Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime.

15.02 Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.


                    ARTICLE XVI - AMENDMENT AND TERMINATION

16.01 The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section 14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423 or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall, unless the shareholders of the Corporation have approved the same, directly or indirectly:

                (a) Increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

                (b) Modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

                (c) Materially increase the benefits accruing to Participants under the Plan.

                             ARTICLE XVII - NOTICES

17.01 All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.

                            AEQUITRON MEDICAL, INC.
                              AMENDED AND RESTATED
                             1988 STOCK OPTION PLAN


     1. Purpose. The purpose of the Aequitron Medical, Inc. 1988 Stock Option Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of Aequitron Medical, Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (the "Subsidiary"), as herein defined and to all Non-Employee Directors of the Corporation; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

     2. Definitions. The following words and phrases as used herein shall have the meanings set forth below:

     2.1  "Board" shall mean the Board of Directors of the Corporation.

     2.2 "Change in Control" shall mean the time at which any entity, person or group (other than the Corporation, any subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of any employees of the Corporation or its subsidiaries) which prior to such time beneficially owned less than twenty percent (20%) of the then outstanding Common Stock acquires such additional shares of Common Stock in one or more transactions, or a series of transactions, such that following such transaction or transactions such entity, person or group beneficially owns, directly or indirectly, twenty percent (20%), or more, of the outstanding Common Stock.

     2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" shall mean the Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 3 hereof.

     2.5 "Common Stock" shall mean the common stock, $.01 par value, of the Corporation.

     2.6 "Corporation" shall mean Aequitron Medical, Inc., a Minnesota corporation.

     2.7 "Non-Employee Directors" shall mean members of the Board who are not employees of the Corporation or any Subsidiary.

     2.8 "Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges, or is traded on the NASDAQ National Market System, the last reported sales price on the principal such exchange or NASDAQ System on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the NASDAQ System on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange or the NASDAQ National Market System, but is traded in the over-the-counter market, including the NASDAQ System, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.9 "ISO" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.10 "NQO" shall mean any stock option granted pursuant to this Plan which is not an ISO.

     2.11 "Option" shall mean any stock option granted pursuant to this Plan, whether an ISO or an NQO.

     2.12 "Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

     2.13  "Plan" shall mean this 1988 Stock Option Plan of the Corporation.

     2.14 "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under Section 425(f) of the Code.

     3. Shares Available Under Plan. The number of shares which may be issued pursuant to options granted under this Plan shall not exceed 1,600,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of cancelled, unexercised, lapsed or terminated options granted under this Plan shall be available for issuance pursuant to options subsequently granted under this Plan. The shares issued upon exercise of options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

     4.   Administration

     4.1 The Plan will be administered by the Board of Directors or a Committee of at least three members selected by the Board, and who have not at any time during the twelve month period before service on the Committee ("Committee"), been eligible to receive any Option under the Plan, or under any other benefit plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock or stock options of the Corporation or any of its Subsidiaries, except for the granting of options that are exempt under SEC Rule 16b-3 or any successor rule. The Board or such Committee is hereinafter described as the Committee.

     4.2 The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an ISO or an NQO. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to options granted at the same time. The Committee's recommendations regarding option grants and terms and conditions thereof will be conclusive.

     4.3 The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

     4.4 The Committee will designate one of its members as chairman. It will hold its meetings at the times and places as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination reduced to writing and signed by all members will be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it may deem advisable.

     4.5 No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its By-laws.

     4.6 The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

     4.7 Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by any entity, person or group (other than the Corporation, any Subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its Subsidiaries); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets, Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment, thereof; alternate forms of payment; or other modifications. The

Committee may take any such actions pursuant to this Section 4.7 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

     5. Participants.

     5.1 Participation in this Plan shall be limited to officers and regular full-time executive, administrative, professional, production and technical employees of the Corporation or of a Subsidiary, and to all Directors of the Corporation. Non-Employee Directors of the Corporation shall only be able to participate under this Plan as specified in Section 14 hereof.

     5.2 Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

     5.3  Except with respect to Options granted to Non-Employee Directors under
Section 14, the Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not he uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

     6. Terms and Conditions.

     6.1 Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

     6.2 Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any Option granted pursuant to Section 6.3(a) hereof, five years from the date of grant for any Option granted pursuant to 6.3(b) hereof and ten years and one day from the date of grant for any Option designated by the Committee as an NQO) and shall provide that the Option shall expire at the end of such period; provided, however, the term of each Option shall be subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 4.7 hereof in the event of the occurrence of any of the events set forth therein.

      6.3 The exercise price per share shall be determined by the Committee at the time any Option is granted and, if the Option is an ISO, shall be determined as follows:

           (a) For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

                (b) For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

     6.4 An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Corporation at the time of the grant. The Option agreement may require, if so determined by the Corporation, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Corporation may specify.

     6.5 The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

     7. Exercise of Option.

     7.1 Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Secretary of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

     7.2 Payment shall be made to the Corporation either (i) in cash, including certified check, bank draft or money order (ii) at the discretion of the Corporation, by delivering Common Stock of the Corporation already owned by the participant or a combination of Common Stock and cash for all or a portion of the purchase price of the shares so purchased. With respect to (ii) the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

     7.3 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

     8. Adjustments of Option Stock. In case the shares issuable upon exercise of any Option granted under the Plan at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares (whether with or without par value), the number of shares purchasable upon exercise of such Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive a number of shares which he or she would have owned or have been entitled to receive after the happening of such event had such Option been exercised immediately prior to the happening of such subdivision or combination or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination retroactive to the record date, if any, for such subdivision or combination. The option price (as such amount may have theretofore been adjusted pursuant to the provisions hereof) shall be adjusted by multiplying the option price immediately prior to the adjustment of the number of shares purchasable under the Option by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter. Substituted shares of stock shall be deemed shares under Section 3 of the Plan.

     9. Assignments. Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     10. Severance; Death; Disability. An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

     10.1 If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than three months after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated by deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

     10.2 If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than three months after termination of his or her employment, the Optionee's rights under the Option may be exercised at any time within one year following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

     10.3 If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than one year after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.

     10.4 Notwithstanding anything contained in Sections 10.1, 10.2 and 10.3 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.

     10.5 Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

     11. Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

     12. Securities Registration. If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the participant to take any action in connection with the exercise of an Option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

     13.  Duration and Amendment.

     13.1 There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all ISOs must be granted within ten years from the date the Plan is approved by the shareholders.

     13.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which Options may be granted under the Plan, (ii) permit the granting of ISO's at less than 100% of Fair Market Value at time of grant, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) permit Directors to receive options under the Plan other than pursuant to Section 14 hereof.

     14. Granting of Options to Directors. Each Non-Employee Director who on and after the date after this Plan is approved by shareholders of the Corporation is elected or reelected as a director of the Corporation or whose term of offices continues after such meeting of Shareholders shall as of the date of such election, reelection, or annual or special meeting automatically be granted an option to purchase 10,000 shares of the Corporation's Common Stock at an option price per share equal to 100% of the Fair Market Value of a share on such date. In the case of a special meeting, the action of the holders of shares in electing a Non-Employee Director shall constitute the granting of the Option to such Director, and, in the case of an annual meeting, the action of the holders of shares in electing or reelecting a Non-Employee Director shall constitute the granting of an Option to such Director; and the date when the holders of shares shall take such action shall be the date of grant of the Option. No director shall receive more than one option to purchase 3,000 shares pursuant to this Plan in any one fiscal year. All such Options shall be designated as NQOs and shall be subject to the same terms and provisions as are then in effect with respect to granting of NQOs to salaried officers and key employees of the Corporation, except that the Option shall be exercisable as to all or any part of the shares subject to the Option beginning one year from the date the Option is granted, and shall expire on the earlier of (i) twelve months after the Optionee ceases to be a director (except by death) and (ii) five years after the date of grant. Notwithstanding the foregoing, in the event of a death of a Non-Employee Director, any option granted to such Non-Employee Director may be exercised at any time within twelve months of death of such Non-Employee Director or on the date on which the option, by its terms expire, whichever is earlier. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted to Directors, except that directors shall always have the right to deliver stock in exercise of options as provided in Section 7.2. Upon the effective date of shareholder approval of this Plan, the Stock Option Grant Program of the 1985 Incentive Stock Option Plan is terminated, except that options outstanding or to be granted on the date of shareholder approval shall remain outstanding until they, by their terms, expire.

     15. Approval of Shareholders. This Plan expressly is subject to approval of holders of a majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed cancelled.

     16. Conditions of Employment. The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

     17. Other Options. Nothing in the Plan will be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person for the acquisition by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

PRELIMINARY COPY--
--------------------------------------------------------------------------------

                            AEQUITRON MEDICAL, INC.

                        --------------------------------

                 PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 26, 1995

                        --------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James B. Hickey, Jr. and William M. Milne, officers of the Company, with full power of substitution, his or her Proxy to represent and vote, as designated below, all shares of Aequitron Medical, Inc. registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's 1995 Annual Meeting of Shareholders to be held at 4:00 p.m., local time on Tuesday, September 26, 1995, at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, and at any adjournment thereof, hereby revoking all proxies previously given with respect to the meeting.

        The Board of Directors recommends that you vote "FOR" each proposal.

    1.  ELECTION OF DIRECTORS:

                     / / FOR the nominees listed below                            / / WITHHOLD AUTHORITY to vote for
                         (except as marked to the contrary)                           all nominees listed below

                                           James B. Hickey, Jr.      Ervin F. Kamm, Jr.

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.)
---------------------------------------------------------------------------------------------------------------------------------

    2.  APPROVE the Aequitron Medical, Inc. 1995 Employee Stock Purchase Plan.
                                               / / FOR    / / AGAINST    / / ABSTAIN

    3.  APPROVE an amendment to the Company's 1988 Stock Option Plan to increase the number of authorized shares.
                                               / / FOR    / / AGAINST    / / ABSTAIN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

    4.  APPROVE an amendment to the Company's 1988 Stock Option Plan to increase the number of nonqualified stock options granted to nonemployee directors under the formula plan.
                                               / / FOR    / / AGAINST    / / ABSTAIN

    5.  OTHER MATTERS: In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE
    NOMINEES, FOR THE APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENTS TO THE 1988 STOCK OPTION PLAN, AND IN
    ACCORDANCE WITH THE DISCRETIONARY AUTHORITY CONFERRED HEREBY.

                                                                                      Date:                   , 1995
                                                                                      ---------------------------------------------

                                                                                      ---------------------------------------------
                                                                                      Signature

                                                                                      ---------------------------------------------
                                                                                      Signature if held jointly

                                                                                      PLEASE DATE AND SIGN ABOVE exactly as
                                                                                      name(s) appear at the left. Executors,
                                                                                      administrators, trustees, guardians, etc.,
                                                                                      should indicate capacity when signing. For
                                                                                      stock held in Joint Tenancy, each joint
                                                                                      owner should sign.

                                      / /  PLEASE CHECK IF YOU PLAN ON ATTENDING THE MEETING
------------------------------------------------------------------------------------------------------------------------------------
